                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K


                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported):
                         May 20, 1996



                     MEDICAL RESOURCES, INC.
            (Exact name of registrant as specified in its charter)



   Delaware                 0-20440                13-3584552
(State or other           (Commission            (I.R.S. Employer
jurisdiction)            File Number)           Identification No.)

          2701 N. Rocky Point Drive, Tampa, Florida         33507
          155 State Street, Hackensack, New Jersey          07601
     (Address of principal executive offices)           (Zip Code)

 Registrant's telephone number, including area code (813) 281-0202

             ----------------------------------------------
    (Former name and former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         On May 20, 1996, Medical Resources, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") by and among the Company, MRI Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), and NMR Of America, Inc., a Delaware corporation ("NMR"). The terms of the Agreement provide that NMR will be acquired by the Company by means of a merger of NMR with and into Sub, with the Sub being the surviving corporation. In the merger, each share of NMR's Common Stock issued and outstanding immediately prior to the effective date of the merger would be exchanged for 0.6875 shares of the Company's Common Stock.

          The merger is subject to certain conditions, including satisfactory completion of due diligence by the Company and NMR, shareholder approval of both companies, the receipt of fairness opinions and an effective registration statement for securities to be issued in the merger.

          NMR is engaged in direct and through limited partnerships in the installation, management and provision of diagnostic imaging services to physicians and hospitals throughout 18 outpatient imaging centers located in Florida, New Jersey, Illinois, Maryland and Pennsylvania.


Item 7.   Financial Statements and Exhibits.


          (c)  Exhibits.

               A. Agreement and Plan of Merger dated as of May 20, 1996 by and among the Company, Sub and NMR.
                   (without exhibits thereto)

                           SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              MEDICAL RESOURCES, INC.



                              By:------------------------
                                 Name:  Stephen M. Davis
                                 Title: Secretary


Dated:  May 30, 1996




74952

                           SIGNATURES



         Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              MEDICAL RESOURCES, INC.



                              By:/s/ Stephen M. Davis
                                 ----------------------------
                                 Name:  Stephen M. Davis
                                 Title: Secretary


Dated:  May 30, 1996



74952

                  AGREEMENT AND PLAN OF MERGER

                          BY AND AMONG

                    MEDICAL RESOURCES, INC.,

                          MRI SUB, INC.

                               and

                      NMR OF AMERICA, INC.





Dated as of May 20, 1996

                        TABLE OF CONTENTS
                                                             Page


ARTICLE 1      THE MERGER. . . . . . . . . . . . . . . . . . .  1
     SECTION 1.1    The Merger . . . . . . . . . . . . . . . .  1
     SECTION 1.2    Stockholders' Meetings . . . . . . . . . .  2
     SECTION 1.3    Consummation of the Merger;
                    Effective Date . . . . . . . . . . . . . .  2
     SECTION 1.4    Effect of the Merger . . . . . . . . . . .  2

ARTICLE 2      CONVERSION AND CANCELLATION OF SECURITIES . . .  2
     SECTION 2.1    Conversion of Shares; Treatment of
                    Warrants, Options and Convertible
                    Securities . . . . . . . . . . . . . . . .  2
                    (a)  Common Stock. . . . . . . . . . . . .  2
                    (b)  Warrants. . . . . . . . . . . . . . .  3
                    (c)  Options . . . . . . . . . . . . . . .  3
                    (d)  Convertible Securities. . . . . . . .  5
     SECTION 2.2    Appraisal Rights . . . . . . . . . . . . .  5
     SECTION 2.3    Surrender and Payment. . . . . . . . . . .  5
     SECTION 2.4    Common Stock of Sub. . . . . . . . . . . .  6
     SECTION 2.5    Closing. . . . . . . . . . . . . . . . . .  6

ARTICLE 3      CERTIFICATES OF INCORPORATION AND BY-LAWS . . .  6
     SECTION 3.1    Certificate of Incorporation
                    and By-Laws. . . . . . . . . . . . . . . .  6
     SECTION 3.2    Directors and Officers of Sub. . . . . . .  6

ARTICLE 4      CERTAIN PROVISIONS RELATING TO SHARES . . . . .  6
     SECTION 4.1    No Fractional Shares of
                    MRI Common Stock . . . . . . . . . . . . .  6
     SECTION 4.2    MRI to Make Merger Consideration
                    Available. . . . . . . . . . . . . . . . .  7
     SECTION 4.3    Dividends; Transfer Taxes; Voting
                    Rights . . . . . . . . . . . . . . . . . .  7
     SECTION 4.4    Abandoned Property; Lost Certificates. . .  8
     SECTION 4.5    Taking of Necessary Action;
                    Further Action . . . . . . . . . . . . . .  8
     SECTION 4.6    Closing of NMR's Transfer Books. . . . . .  8

ARTICLE 5      REPRESENTATIONS AND WARRANTIES OF NMR . . . . .  9
     SECTION 5.1    Organization and Qualification;
                    Subsidiaries . . . . . . . . . . . . . . .  9
     SECTION 5.2    Certificates of Incorporation
                    and By-Laws. . . . . . . . . . . . . . . .  9
     SECTION 5.3    Capitalization . . . . . . . . . . . . . .  9
     SECTION 5.4    Authority. . . . . . . . . . . . . . . . . 10
     SECTION 5.5    No Conflict; Required Filings
                    and Consents . . . . . . . . . . . . . . . 11

     SECTION 5.6    Permits; Compliance. . . . . . . . . . . . 12
     SECTION 5.7    Reports; Financial Statements. . . . . . . 12
     SECTION 5.8    Absence of Certain Changes or Events . . . 13
     SECTION 5.9    Absence of Litigation. . . . . . . . . . . 14
     SECTION 5.10   Taxes. . . . . . . . . . . . . . . . . . . 14
     SECTION 5.11   Certain Business Practices . . . . . . . . 14
     SECTION 5.12   Brokers. . . . . . . . . . . . . . . . . . 14
     SECTION 5.13   Board Recommendation . . . . . . . . . . . 15
     SECTION 5.14   Books and Records. . . . . . . . . . . . . 15
     SECTION 5.15   No Undisclosed Liabilities . . . . . . . . 15
     SECTION 5.16   Contracts. . . . . . . . . . . . . . . . . 15
     SECTION 5.17   Disclosure . . . . . . . . . . . . . . . . 15
     SECTION 5.18   Affiliates . . . . . . . . . . . . . . . . 16

ARTICLE 6      REPRESENTATIONS AND WARRANTIES
               OF MRI AND SUB. . . . . . . . . . . . . . . . . 16
     SECTION 6.1    Organization and Qualification;
                    Subsidiaries . . . . . . . . . . . . . . . 16
     SECTION 6.2    Certificate of Incorporation and
                    By-Laws. . . . . . . . . . . . . . . . . . 16
     SECTION 6.3    Capitalization . . . . . . . . . . . . . . 16
     SECTION 6.4    Authority. . . . . . . . . . . . . . . . . 17
     SECTION 6.5    No Conflict; Required Filings
                    and Consents . . . . . . . . . . . . . . . 18
     SECTION 6.6    Permits; Compliance. . . . . . . . . . . . 19
     SECTION 6.7    Reports; Financial Statements. . . . . . . 19
     SECTION 6.8    Absence of Certain Changes or Events . . . 20
     SECTION 6.9    Absence of Litigation. . . . . . . . . . . 20
     SECTION 6.10   Taxes. . . . . . . . . . . . . . . . . . . 20
     SECTION 6.11   Certain Business Practices . . . . . . . . 21
     SECTION 6.12   Brokers. . . . . . . . . . . . . . . . . . 21
     SECTION 6.13   Books and Records. . . . . . . . . . . . . 21
     SECTION 6.14   Contracts. . . . . . . . . . . . . . . . . 21
     SECTION 6.15   No Undisclosed Liabilities . . . . . . . . 21
     SECTION 6.16   Board Recommendation . . . . . . . . . . . 22
     SECTION 6.17   Disclosure . . . . . . . . . . . . . . . . 22

ARTICLE 7      COVENANTS . . . . . . . . . . . . . . . . . . . 22
     SECTION 7.1    Affirmative Covenants of NMR and MRI . . . 22
     SECTION 7.2    Negative Covenants of NMR. . . . . . . . . 23
     SECTION 7.3    Negative Covenants of MRI. . . . . . . . . 26
     SECTION 7.4    Access and Information . . . . . . . . . . 29
     SECTION 7.5    Confidentiality. . . . . . . . . . . . . . 29
     SECTION 7.6    No Solicitation of Business
                    Transactions by NMR; Fee Payable
                    for Violation. . . . . . . . . . . . . . . 29
     SECTION 7.7    Additional Affirmative Covenant of MRI . . 31
     SECTION 7.8    Directors' and Officers'
                    Indemnification. . . . . . . . . . . . . . 31

ARTICLE 8      ADDITIONAL AGREEMENTS . . . . . . . . . . . . . 31
     SECTION 8.1    Meetings of Stockholders . . . . . . . . . 31
     SECTION 8.2    Registration Statement; Proxy Statement. . 32
     SECTION 8.3    Appropriate Action; Consents; Filings. . . 33
     SECTION 8.4    Affiliates . . . . . . . . . . . . . . . . 35
     SECTION 8.5    Public Announcements . . . . . . . . . . . 35
     SECTION 8.6    NASDAQ Listing . . . . . . . . . . . . . . 35
     SECTION 8.7    Existing Executive Employment
                    Arrangements . . . . . . . . . . . . . . . 35
     SECTION 8.8    Disclosure Schedules . . . . . . . . . . . 35
     SECTION 8.9    Financial Advisors . . . . . . . . . . . . 35

ARTICLE 9      CLOSING CONDITIONS. . . . . . . . . . . . . . . 36
     SECTION 9.1    Conditions to Obligations of
                    Each Party Under This Agreement. . . . . . 36
                    (a)  Effectiveness of the
                         Registration Statement. . . . . . . . 36
                    (b)  Stockholder Approval. . . . . . . . . 36
                    (c)  No Order. . . . . . . . . . . . . . . 36
                    (d)  HSR Act . . . . . . . . . . . . . . . 36
     SECTION 9.2    Additional Conditions to
                    Obligations of MRI . . . . . . . . . . . . 36
                    (a)  Representations and
                         Warranties. . . . . . . . . . . . . . 36
                    (b)  Agreements and Covenants. . . . . . . 37
                    (c)  Consents and Approvals. . . . . . . . 37
                    (d)  Opinion of NMR's Counsel. . . . . . . 37
                    (e)  No NMR Material Adverse
                         Effect. . . . . . . . . . . . . . . . 37
                    (f)   Stockholders Rights
                         Agreement . . . . . . . . . . . . . . 37
                    (g)  Appraisal Rights. . . . . . . . . . . 37
                    (h)  Certificates. . . . . . . . . . . . . 37
                    (i)  Affiliates' Letters . . . . . . . . . 37
     SECTION 9.3    Additional Conditions to Obligations
                    of NMR . . . . . . . . . . . . . . . . . . 38
                    (a)  Representations and
                         Warranties. . . . . . . . . . . . . . 38
                    (b)  Agreements and Covenants. . . . . . . 38
                    (c)  Consents and Approvals. . . . . . . . 38
                    (d)  Opinion of Counsel to
                         MRI . . . . . . . . . . . . . . . . . 38
                    (e)  No MRI Material Adverse
                         Effect. . . . . . . . . . . . . . . . 38
                    (f)  Certificates. . . . . . . . . . . . . 39
                    (g)  Tax Opinion . . . . . . . . . . . . . 39

ARTICLE 10     TERMINATION, AMENDMENT AND WAIVER . . . . . . . 39
     SECTION 10.1   Termination. . . . . . . . . . . . . . . . 39
     SECTION 10.2   Effect of Termination. . . . . . . . . . . 40

     SECTION 10.3   Amendment. . . . . . . . . . . . . . . . . 40
     SECTION 10.4   Waiver . . . . . . . . . . . . . . . . . . 41
     SECTION 10.5   Fees, Expenses and Other Payments. . . . . 41

ARTICLE 11     GENERAL PROVISIONS. . . . . . . . . . . . . . . 42
     SECTION 11.1   Effectiveness of Representations,
                     Warranties and Agreements . . . . . . . . 42
     SECTION 11.2   Notices. . . . . . . . . . . . . . . . . . 42
     SECTION 11.3   Certain Definitions. . . . . . . . . . . . 43
     SECTION 11.4   Headings . . . . . . . . . . . . . . . . . 45
     SECTION 11.5   Severability . . . . . . . . . . . . . . . 45
     SECTION 11.6   Entire Agreement . . . . . . . . . . . . . 45
     SECTION 11.7   Assignment . . . . . . . . . . . . . . . . 45
     SECTION 11.8   Parties in Interest. . . . . . . . . . . . 45
     SECTION 11.9   Failure or Indulgence Not Waiver;
                    Remedies Cumulative. . . . . . . . . . . . 45
     SECTION 11.10  Governing Law. . . . . . . . . . . . . . . 46
     SECTION 11.11  Counterparts . . . . . . . . . . . . . . . 46
     SECTION 11.12  Determination of Market Value. . . . . . . 46

Schedule 9.2(d). . . . . . . . . . . . . . . . . . . . . . . .  1

Schedule 9.3(d). . . . . . . . . . . . . . . . . . . . . . . .  1

Section 9.2(g) of NMR Disclosure Schedule. . . . . . . . . . .  1

Section 9.3(g) of MRI Disclosure Schedule. . . . . . . . . . .  5


Exhibit 8.7A . . . . . . . . . . . . . . NMR Executive Agreements

Exhibit 8.7B . . . . . .Non-Competition and Consulting Agreements

          AGREEMENT AND PLAN OF MERGER dated as of May 20, 1996 (the "Agreement"), by and among MEDICAL RESOURCES, INC., a Delaware corporation ("MRI"), MRI SUB, INC., a Delaware corporation and wholly-owned subsidiary of MRI ("Sub"), and NMR OF AMERICA, INC., a Delaware corporation ("NMR") (Sub and NMR being hereinafter collectively referred to as the "Constituent Corporations").

          WHEREAS, the respective Boards of Directors of MRI, Sub, and NMR have each determined that it is advisable and for the benefit and in the best interests of their corporations and their respective stockholders that NMR be acquired by MRI (the "Acquisition") by means of a merger of NMR with and into Sub, with Sub being the surviving corporation, on the terms and conditions hereinafter set forth (the "Merger");

          WHEREAS, the Board of Directors of MRI has determined that the Acquisition is consistent with and in furtherance of the long-term business strategy of MRI and is fair to, and in the best interests of, MRI and the holders of MRI Common Stock, as hereinafter defined, and has approved and adopted this Agreement and has approved the Merger and the other transactions contemplated hereby and recommended approval and adoption of the Agreement and approval of the Merger by the stockholders of MRI; and

          WHEREAS, the Board of Directors of NMR has determined that the Acquisition is fair to, and in the best interests of, NMR and the holders of NMR Common Stock, as hereinafter defined, and has approved and adopted this Agreement and has approved the Merger and the other transactions contemplated hereby and recommended approval and adoption of the Agreement and approval of the Merger by the stockholders of NMR;

          WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of
Section 368(a)(1)(A) and 368(a)(2)(E);

          NOW, THEREFORE, in consideration of the premises, the mutual covenants, representations and warranties herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be bound hereby agree as follows:


                            ARTICLE 1

                           THE MERGER

          SECTION 1.1 The Merger. Subject to the terms and conditions hereof, on the Effective Date (as defined in Section 1.3), NMR shall be merged with and into Sub in accordance with the applicable provisions of the laws of the State of Delaware ("Delaware Law"); Sub, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under Delaware Law; the separate existence of NMR shall thereupon cease; and its corporate existence shall be merged into and transferred to the Surviving Corporation.

          SECTION 1.2 Stockholders' Meetings. To the extent consistent with the fiduciary duty of their respective Boards of Directors, each of NMR and MRI shall, as soon as practicable, take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws to convene a meeting of its stockholders to consider and vote upon the approval of the Merger (together, the "Stockholders' Meetings") and to solicit proxies with respect to such meeting. The Boards of Directors of each of NMR and MRI has recommended that its stockholders approve the Merger.

          SECTION 1.3 Consummation of the Merger; Effective Date. As soon as practicable following the Closing (as that term is hereinafter defined in Section 2.5), the parties hereto will file with the Secretary of State of the State of Delaware a Certificate of Merger in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law. The Merger shall become effective at such time (the "Effective Time") as the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware (the "Effective Date").

          SECTION 1.4 Effect of the Merger. Upon the effectiveness of the Merger, the Surviving Corporation shall succeed, without any other action, to all rights and property of each of the Constituent Corporations, and shall be subject to all the debts and liabilities of each of the Constituent Corporations in the same manner as if the Surviving Corporation had itself incurred them, all with the effect set forth in Delaware law. Without limiting the generality of the foregoing, following effectiveness of the Merger, the Surviving Corporation shall assume responsibility, either directly or indirectly, for the administration of NMR's 401(K) Plan.


                            ARTICLE 2

                   CONVERSION AND CANCELLATION
                          OF SECURITIES

          SECTION 2.1    Conversion of Shares; Treatment of
Warrants, Options and Convertible Securities. As of the Effective Date, by virtue of the Merger and without any action on the part of the holders thereof:

               (a) Common Stock. (i) On the Effective Date, the shares of NMR's Common Stock, $.01 par value (the "NMR Common Stock"), issued and outstanding immediately prior to the Effective Date, other than Dissenting Shares (as hereinafter defined) and other than any shares of NMR Common Stock held by MRI, Sub or NMR, shall, by virtue of the Merger automatically and without any action on the part of the holder thereof, become and be converted into the right to receive shares of fully paid and nonassessable Common Stock, $.01 par value, of MRI (the "MRI Common Stock"). The shares of MRI Common Stock issuable in the Merger are sometimes collectively referred to hereinafter as the "Merger Consideration" and the ratio of 0.6875 shares of MRI Common Stock to one share of NMR Common Stock is herein referred to as the "Exchange Ratio."

                   (ii) Capital Stock Held by NMR, MRI or Sub. On the Effective Date, each share of capital stock of NMR held in the treasury of NMR, or by MRI or Sub immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically cancelled and retired and cease to exist and no securities or other consideration shall be payable in respect thereof.

               (b) Warrants. Each warrant to acquire shares of NMR Common Stock (a "Warrant") that is outstanding and unexercised at the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, and subject to the other terms and conditions thereof, automatically be deemed to be exercisable for that number of shares of MRI Common Stock the holder of such Warrant would have received in the Merger pursuant to Section 2.1(a) had such holder exercised such Warrant in full immediately prior to the Effective Date, and the price per share of MRI Common Stock issuable after the Effective Date upon exercise of such Warrant shall equal the price per share of NMR Common Stock under such Warrant as in effect prior to the Effective Date divided by the Exchange Ratio. Without limiting the generality of the foregoing, following effectiveness of the Merger, MRI shall be bound by and subject to all registration rights contained in each Warrant and such rights shall apply against MRI with the same legal force and effect as they applied against NMR prior to effectiveness of the Merger. After the Effective Date, MRI shall issue to each holder of a Warrant a new warrant containing the foregoing terms and all other terms set forth in each Warrant, including without limitation, all registration rights; provided, however, that the failure of MRI to so issue new warrants in substitution of Warrants shall not limit the rights of the holder hereunder or thereunder and each such Warrant will be deemed amended to substitute MRI in place of NMR and the terms and conditions of each such Warrant shall be applicable to MRI in the same manner as they would be applicable to NMR if the Merger had not occurred.

               (c) Options. At the Effective Date, each stock option ("NMR Option") outstanding on the date hereof pursuant to the 1986 Incentive Stock Option and Nonstatutory Option Plan ("NMR Plan") shall be deemed to constitute and shall automatically be converted into stock options ("New Options") exercisable for shares of MRI Common Stock and each NMR Option shall be administered in accordance with the terms and conditions provided for in the NMR Plan under which the corresponding NMR Option was granted and the stock option agreement by which it was evidenced, including terms and provisions regarding exercisability. The number of shares of MRI Common Stock covered by each New Option shall be the number of shares of MRI Common Stock which the holder of the NMR Option would have received in the Merger pursuant to Section 2.1(a) had such holder exercised the NMR Option in full immediately prior to the Effective Date, without regard to vesting; provided, however, that the number of shares of MRI Common Stock that may be purchased upon exercise of a New Option shall not include any fractional share interest which shall be cashed out upon exercise for an amount of cash (without interest) determined by multiplying such fractional share interest by the average reported last sale price of MRI Common Stock on the NASDAQ system for the five (5) trading days ending on the close of business on the last business day immediately preceding the date of such exercise. The exercise price per share of MRI Common Stock subject to a New Option shall equal the exercise price per share (subject to the adjustments provided for in the NMR Option) of NMR Common Stock subject to the corresponding NMR Option so converted divided by the Exchange Ratio. Without limiting the rights of holders of NMR Options, as soon as practicable after the Effective Date, MRI shall issue to the holders of such NMR Options appropriate instruments evidencing New Options and confirming the rights of such holders with respect to MRI Stock on the terms and conditions provided by this Section 2.1, upon surrender of the outstanding instruments representing such NMR Option; provided, however, that MRI shall not be obligated to issue any shares of MRI Stock, until such time as the shares of MRI Stock issuable upon exercise of New Options shall have been registered with the Securities and Exchange Commission (the "SEC") pursuant to an effective registration statement and authorized for quotation on the NASDAQ - National Market System and for sale by any appropriate state securities regulators, which MRI shall use its best efforts to effect as promptly as practicable, but in no event more than 15 days after the Effective Date, and MRI shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the NMR Options remain outstanding. At or prior to the Effective Date, MRI shall take all corporate action necessary to reserve for issuance a sufficient number of shares of MRI Common Stock for delivery upon exercise of New Options. Notwithstanding the requirements of the NMR Plan, so long as a registration statement covering the MRI

Common Stock underlying the New Option is effective, if any holder of a New Option sells any or all of the shares of MRI Common Stock covered by such New Option in a brokers transaction prior to the exercise of such New Option ("Short Sale"), MRI shall, upon written notice to MRI of such Short Sale by the holder or his or her broker, cause its transfer agent to issue in the name of holder and deliver to the holder's broker within three business days a certificate evidencing such shares to be applied against the Short Sale and upon receipt of payment against delivery of the shares, the holder will direct his or her broker to authorize payment directly to MRI of the exercise price from the proceeds of such Short Sale.

               (d) Convertible Securities. The obligations of NMR under each 8% Convertible Subordinated Debenture due 2001 of NMR (a "Debenture") (including, without limitation, the due and punctual payment of the principal of (and premium, if any) and interest thereon) that is outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of NMR or MRI, be assumed in full by, and become the obligations of, the Surviving Corporation which shall comply after the Effective Date with all requirements of the Indenture, dated as of July 1, 1986 (the "Indenture") pursuant to which the Debentures were issued. Each Debenture that is outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, and subject to the other terms and conditions thereof, automatically be deemed to be convertible for that number of shares of MRI Common Stock that the holder of such Debenture would have received in the Merger pursuant to Section 2.1(a) had such holder converted such Debenture in full immediately prior to the Effective Date, and the price per share of MRI Common Stock issuable after the Effective Date upon conversion of such Debenture shall equal the "conversion price" under such Debenture in effect prior to the Effective Date divided by the Exchange Ratio. MRI shall, and shall cause the Surviving Corporation to, comply with any and all requirements of, and execute and deliver any and all agreements required by, the Indenture pertaining to a merger or consolidation of NMR.

          SECTION 2.2 Appraisal Rights. Holders of shares of NMR Common Stock, who duly exercise and perfect appraisal rights under Section 262 of the Delaware General Corporation Law (such shares referred to herein as "Dissenting Shares") shall have the appraisal rights set forth in Section 262 of the Delaware General Corporation Law and no other rights; provided, however, that Dissenting Shares beneficially and legally owned by the holder thereof at the Effective Date who shall, after the Effective Date, withdraw the demand for appraisal or lose the right of appraisal as provided in such law, shall be deemed to be converted as of the Effective Date, into the right to receive the Merger Consideration set forth in Section 2.1 hereof.

          SECTION 2.3 Surrender and Payment. After the Effective Date, each holder of a certificate that formerly represented shares of NMR Common Stock, issued and outstanding on the Effective Date (other than any Dissenting Shares and shares held by NMR, MRI or Sub) shall be entitled, upon surrender thereof to the Surviving Corporation, to receive the Merger Consideration for each share of MRI Common Stock theretofore represented by the certificate so surrendered as provided in Section 2.1 hereof, and the certificate so surrendered shall forthwith be cancelled.

          SECTION 2.4 Common Stock of Sub. Each share of common stock, par value $.01 per share, of Sub issued and outstanding on the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, remain outstanding and shall thereafter represent one share of common stock of the Surviving Corporation.

          SECTION 2.5 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place, unless the parties shall otherwise agree, at the offices of Werbel McMillin & Carnelutti, 711 Fifth Avenue, New York, New York 10022 at 10:00 A.M. local time (i) as soon as practicable after the day on which the last condition set forth in Article 9 shall have been fulfilled or waived or (ii) at such other time as NMR and MRI may mutually agree (the "Closing Date").


                            ARTICLE 3

           CERTIFICATES OF INCORPORATION and BY-LAWS

          SECTION 3.1 Certificate of Incorporation and By-Laws. As of the Effective Date, the Certificate of Incorporation and By-laws of Sub as in effect on the Effective Date shall be the Certificate of Incorporation and By-Laws of the Surviving
Corporation until thereafter amended as provided by law.

          SECTION 3.2 Directors and Officers of Sub. The directors and officers of Sub at the Effective Time shall be the initial directors and officers of the Surviving Corporation and shall hold office from the Effective Time until the respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.


                            ARTICLE 4

              CERTAIN PROVISIONS RELATING TO SHARES

          SECTION 4.1 No Fractional Shares of MRI Common Stock. No fractional shares of MRI Common Stock shall be issued by MRI in the Merger. Each stockholder of NMR who otherwise would be entitled to a fractional interest in any share of MRI Common Stock shall receive an amount of cash (without interest) determined by multiplying the average reported last sale price of MRI Common Stock on the NASDAQ system for the five (5) trading days ending on the close of business on the second (2) business day before the Stockholders' Meeting of NMR (the "Fair Market Value") by the fractional share interest to which such holder would otherwise be entitled. Unless and until the certificate which immediately prior to the Effective Date represented shares of NMR Common Stock (the "Certificates") shall have been surrendered, the holder of any Certificate representing a fraction of a share of MRI Common Stock shall not be entitled to receive the cash payment described in this
Section 4.1 for such fraction of a share. Such payment shall be remitted, without interest, after the surrender of the Certificates held by such holder as provided in Section 4.2.

          SECTION 4.2 MRI to Make Merger Consideration Available. MRI shall designate its stock transfer agent to act as exchange agent (the "Exchange Agent") in connection with the Merger. As soon as practicable after the Effective Date, MRI shall make available and, subject to Section 4.1, each holder of a Certificate shall be entitled to receive, upon surrender to the Exchange Agent of such Certificate for cancellation and subject to any required withholding of taxes under any applicable federal income tax laws ("Backup Withholding"), the aggregate number of shares of MRI Common Stock into which the shares of NMR Common Stock, previously represented by each Certificate shall have been converted in the Merger. Until so surrendered and exchanged, each Certificate (other than Certificates representing any Dissenting Shares or shares of the capital stock of NMR held by NMR, MRI or
Sub) shall represent solely the right to receive the Merger Consideration into which the shares of NMR Common Stock it represented prior to the Effective Date shall have been converted pursuant to Section 2.1, less any Backup Withholding. As soon as practicable after the Effective Date, MRI shall cause the Exchange Agent to mail a transmittal form to each holder of a Certificate advising such holder of the procedure for surrendering to the Exchange Agent such Certificates for payment in accordance with this Section 4.2.

          SECTION 4.3    Dividends; Transfer Taxes; Voting Rights.
(a) No dividends or distributions that are otherwise payable on MRI Common Stock will be paid to persons entitled to receive MRI Common Stock until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name MRI

Common Stock shall be issued, any dividends or distributions which shall have become payable with respect to MRI Common Stock between the Effective Date and the time of such surrender. After such surrender, there shall be paid to the person in whose name the MRI Common Stock shall be issued any dividends or distributions on MRI Common Stock which shall have a record date prior to such surrender and a payment date after such surrender, and such payment shall be made on such payment date.

               (b) If shares of MRI Common Stock are to be issued or delivered to any person other than the person in whose name the Certificate surrendered for exchange is registered, it shall be a condition of the exchange that the person requesting such exchange shall deliver to the Exchange Agent all documents required to evidence and effect such transfer, and pay to the Exchange Agent any transfer or other taxes required by reason of the issuance or delivery of a certificate representing such shares of MRI Common Stock to other than the registered owner of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

          SECTION 4.4 Abandoned Property; Lost Certificates. Notwithstanding anything to the contrary contained herein, neither the Exchange Agent nor any party hereto shall have any liability to a holder of a Certificate for the payment of the Merger Consideration to be issued in accordance with the provisions hereof if such Merger Consideration is paid to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to three (3) years after the Effective Date (or immediately prior to such earlier date on which any payment in respect thereof would otherwise escheat to or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims of interest of any person previously entitled thereto. Lost Certificates shall be treated in accordance with the normal procedures of the Exchange Agent.

          SECTION     Taking of Necessary Action; Further
Action. Sub, MRI and NMR shall each take all such action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible, subject to all of the terms and conditions hereof. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of such corporation are fully authorized in the name of such corporation or otherwise to take, and shall take, all such action.

          SECTION 4.6 Closing of NMR's Transfer Books. On the Effective Date, the stock transfer books of NMR shall be closed and no transfer of shares of capital stock of NMR shall thereafter be made, except for transfers of Dissenting Shares, as permitted by law. If, after the Effective Date, certificates representing shares of NMR Common Stock are presented to the Surviving Corporation, they shall, subject to the provisions of Section 4.4 hereof, be cancelled and exchanged for the Merger Consideration provided in Section 2.1 hereof.


                            ARTICLE 5

              REPRESENTATIONS AND WARRANTIES OF NMR

          Except as set forth in the Disclosure Schedule to be delivered by NMR to MRI (the "NMR Disclosure Schedule"), which shall identify exceptions by specific Section references, NMR hereby represents and warrants to MRI that:

          SECTION 5.1 Organization and Qualification; Subsidiaries. Each of NMR and its subsidiaries is a corporation or limited partnership, as the case may be, duly incorporated (if a corporation), duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be in good standing, or to have such power and authority, or to be duly qualified and in good standing, as the case may be, would not have a NMR Material Adverse Effect. The term "NMR Material Adverse Effect" as used in this Agreement shall mean any event, change or effect that, individually or when taken together with all other such events, changes or effects, would be materially adverse to the condition (financial or otherwise), prospects, properties, assets, business or operations of NMR and its subsidiaries, taken as a whole, at the time of such event, change or effect; provided, however, that for purposes of this Agreement, any change occurring between the date of this Agreement and the Effective Date in the amount of cash held by NMR as a direct result of payment of expenses relating to the Merger (including the payments to Joseph G. Dasti and John P. O'Malley referred to in Section 7.7) shall not be deemed an NMR Material Adverse Effect.

          SECTION 5.2 Certificates of Incorporation and By-Laws. NMR has heretofore furnished to MRI complete and correct copies of the Certificates of Incorporation and the By-Laws or the equivalent organizational documents, in each case as amended or restated, of NMR and each subsidiary. Neither NMR nor any subsidiary is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or certificate of limited partnership, or equivalent organizational document, as the case may be.

          SECTION 5.3 Capitalization. As of the date of this Agreement, the authorized capital stock of NMR consists of (i) 30,000,000 shares of NMR Common Stock, of which: (v) 6,273,683 shares of NMR Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, common law, NMR's Certificate of Incorporation or By-Laws or, any agreement to which NMR is a party or is bound or otherwise; (w) 430,797 shares of NMR Common Stock are held in the treasury of NMR;
(x) 454,222 shares of NMR Common Stock are reserved for future issuance in connection with NMR's outstanding Convertible Subordinated Debentures (the "Debt Securities"); (y) 563,409 shares of NMR Common Stock are reserved for future issuance pursuant to
(1) outstanding employee stock options (collectively the "NMR Employee Stock Options") granted pursuant to the 1986 Incentive Stock Option and Non-Statutory Option Plan, as amended, (the "Employee Option Plan"), and (2) outstanding stock purchase warrants or other rights to purchase NMR Common Stock (the "NMR Warrants" and, together with NMR Employee Stock Options, collectively the "Stock Options"); and (z) 57,337 shares of NMR Common Stock issued to the trustee of NMR's 401(K) Plan and
(ii) 500,000 shares of preferred stock, par value $.05 per share ("NMR Preferred Stock"), of NMR, of which no shares are issued or outstanding. Each of the outstanding shares of capital stock of, or other equity interests in, each of NMR's subsidiaries is duly authorized and validly issued and, if applicable, fully paid and nonassessable, and such shares or other equity interests owned by NMR or any subsidiary of NMR are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on NMR's or any subsidiary's voting rights, charges or other
encumbrances of any nature whatsoever.   As of the date of this
Agreement, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which NMR or any of its subsidiaries is a party relating to the issued or unissued capital stock or other securities of NMR or any of its subsidiaries or obligating NMR or any of its subsidiaries to grant, issue or sell any shares of the capital stock or other securities of NMR or any of its subsidiaries, by sale, lease, license or otherwise, except
(A) as disclosed in Section 5.3 of the NMR Disclosure Schedule and
(B) for NMR's existing stock option plans to the extent stock options for such shares thereunder have not yet been granted.
As of the date of this Agreement, except as set forth in Section
5.3 of the NMR Disclosure Schedule, there are no obligations, contingent or otherwise, of NMR or any of its subsidiaries to (x) repurchase, redeem or otherwise acquire any shares of NMR Common Stock or NMR Preferred Stock, or the capital stock of, or other equity interests in, any subsidiary of NMR or (y) (other than advances to subsidiaries in the ordinary course of business) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of NMR or any other person.

          SECTION 5.4 Authority. NMR has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (other than with respect to the Merger, the approval and adoption of this Agreement by the holders of the NMR Common Stock in accordance with Delaware Law). The execution and delivery of this Agreement by NMR and the consummation by NMR of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of NMR are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the approval and adoption of this Agreement, by the holders of a majority of the outstanding shares of NMR Common Stock in accordance with Delaware Law). This Agreement has been duly executed and delivered by NMR and, assuming the due authorization, execution and delivery thereof by MRI and Sub, constitutes the legal, valid and binding obligation of NMR, enforceable against NMR in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 5.5 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by NMR does not, and the performance of this Agreement by NMR and the consummation of the transactions contemplated hereby will not, excepting any shareholder votes required by Delaware Law, (i) conflict with or violate the Certificate of Incorporation or By-Laws, or the equivalent organizational documents, in each case as amended or restated, of NMR or any of its subsidiaries, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment, arbitration award or decree (collectively, "Laws") or NMR Permit (as hereinafter defined) in effect as of the date of this Agreement and applicable to NMR or any of its subsidiaries or by which any of their respective properties is bound or subject to including, without limitation, Section 203 of Delaware Law or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of NMR or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, order, decree, franchise or other instrument or obligation to which NMR or any of its subsidiaries is a party or by which NMR or any of its subsidiaries or any of their respective properties is bound or is subject to, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation or liens or encumbrances described in clause (iii) that would not have a NMR Material Adverse Effect. The Board of Directors of NMR has taken all actions necessary under Delaware Law, including approving the transactions contemplated in this Agreement, to ensure that Section 203 of Delaware Law does not, or will not, apply to the transactions contemplated in this Agreement. The Board of Directors of NMR has taken all actions necessary or appropriate to preclude the triggering or applicability of the provisions of NMR's

Stockholders' Rights Agreement to the Merger and transactions contemplated hereby.

               (b) The execution and delivery of this Agreement by NMR does not, and the performance of this Agreement by NMR and the ownership and operation of the business and properties of NMR and its subsidiaries by the Surviving Corporation following the Effective Date will not, as of the date of this Agreement, require NMR or any of its subsidiaries to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority ("Governmental Entities"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws") the Hart-Scott-Rodino Antitrust Improvements Act ("HSR Act"), the New Jersey Industrial Site Recovery Act ("ISRA"), the NASD, the Philadelphia Stock Exchange and the filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent NMR from performing its obligations under this Agreement or otherwise have a NMR Material Adverse Effect.

          SECTION 5.6 Permits; Compliance. Each of NMR and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "NMR Permits"), and there is no action or proceeding or, to the knowledge of NMR, investigation pending or threatened regarding suspension or cancellation of any NMR Permits, except where the failure to possess, or the suspension or cancellation of, such NMR Permits would not have a NMR Material Adverse Effect. Neither NMR nor any of its subsidiaries is in conflict with, or in default or violation of (a) any Law or any rule of professional conduct applicable thereto and applicable to NMR or any of its subsidiaries or by which any of their respective properties is bound or subject to or (b) any of NMR Permits, except for any such conflicts, defaults or violations which would not have a NMR Material Adverse Effect.

          SECTION 5.7 Reports; Financial Statements. (a) Since April 1, 1995, (x) NMR has filed timely all forms, reports, statements and other documents required to be filed with (i) the Securities and Exchange Commission (the "SEC") including, without limitation, (A) all Annual Reports on Form 10-KSB, (B) all Quarterly Reports on Form 10-QSB, (C) all proxy statements relating to meetings of stockholders (whether annual or special), (D) all Current Reports on Form 8-K, (E) all other reports or registration statements and (F) all amendments and supplements to all such reports and registration statements (collectively referred to as the "SEC Reports") and (ii) any other applicable state securities authorities and (y) NMR has filed all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements or other documents referred to in this clause (ii) would not have a NMR Material Adverse Effect (all such forms, reports, statements and other documents in clauses (x) and (y) of this Section 5.7(a) being referred to herein, collectively, as the "Reports"). The Reports, including all Reports filed after the date of this Agreement and prior to the Effective Date, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports) and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports filed prior to or after the date of this Agreement
(i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles and (ii) fairly present or will fairly present the consolidated financial position of NMR and its subsidiaries as of the respective dates thereof and consolidated results of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that (A) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (B) any pro forma financial information contained in such consolidated financial statements is not necessarily indicative of the consolidated financial position of NMR and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

          SECTION 5.8 Absence of Certain Changes or Events. During the period commencing April 1, 1995, and ending on the date of this Agreement, there has not been (a) a NMR Material Adverse Effect or (b) any change by NMR or its subsidiaries in their accounting methods, principles or practices.

          SECTION 5.9 Absence of Litigation. In addition to the NMR Disclosure Schedule, except as disclosed in the SEC Reports filed prior to the date of this Agreement, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of NMR, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of NMR, threatened in writing against NMR or any of its subsidiaries or any properties or rights of NMR or any of its subsidiaries (except for claims, actions, suits, litigations, proceedings, arbitrations, or investigations which, individually or in the aggregate, would not reasonably be expected to have a NMR Material Adverse Effect), and neither NMR nor any of its subsidiaries is subject to any continuing order of, consent decree, or, the knowledge of NMR, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters which, individually or in the aggregate, would not have a NMR Material Adverse Effect.

          SECTION 5.10 Taxes. Except for such matters that would not have a NMR Material Adverse Effect and are disclosed in Section
5.10 of the NMR Disclosure Schedule (a) NMR and its subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Date, taking into account any extension of time to file granted to or obtained on behalf of NMR and its subsidiaries, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Date have been paid or will be paid when due, (c) as of the date hereof, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against NMR or its subsidiaries, (d) all liability for Taxes of NMR or its subsidiaries that are or will become due or payable with respect to periods covered by the financial statements referred to in Section 5.7(b) hereof have been paid or adequately reserved for on such financial statements and (e) no Tax return or reports of NMR or any of its subsidiaries are under examination.

          SECTION 5.11 Certain Business Practices. As of the date hereof, except for such actions which would not have a NMR Material Adverse Effect, neither NMR nor any of its subsidiaries nor, to the knowledge of NMR, any directors, officers, agents or employees of NMR or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to government officials or employees, or (iii) made any other unlawful payment.

          SECTION 5.12 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NMR.

          SECTION 5.13 Board Recommendation. The Board of Directors of NMR, at a meeting duly called and held, has by requisite vote under applicable Laws (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders of NMR, and (ii) resolved to recommend that the holders of the shares of NMR Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

          SECTION 5.14 Books and Records. The books of account and other financial records of NMR and its subsidiaries are in all material respects complete and correct, are maintained in accordance with good business practices and all Laws applicable to NMR, and are accurately reflected in the consolidated financial statements of NMR contained in the SEC Reports. The minute books of NMR contain accurate records of all meetings, and accurately reflect all other corporate action of the shareholders and directors of NMR.

          SECTION 5.15 No Undisclosed Liabilities. There are no liabilities of NMR or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

               (a) liabilities disclosed or provided for in the consolidated financial statements contained in the NMR SEC Reports;

               (b) liabilities incurred in the ordinary course of business consistent with past practice since March 31, 1995; and

               (c) liabilities which either individually or collectively would not have an NMR Material Adverse effect.

          SECTION 5.16 Contracts. Listed on Section 5.16 of the NMR Disclosure Schedule are all contracts and agreements of NMR and its subsidiaries, oral (in which case a summary thereof should be provided) and written, including, but not limited to, employment contracts, leases and management agreements, which require the payment by or to NMR or an NMR subsidiary of more than $50,000 annually ($25,000 in the case of employment contracts).

          SECTION 5.17 Disclosure. No representation or warranty of NMR in this Agreement or any document, certificate or statement issued in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in the light of the circumstances in which they were made, not misleading.

          SECTION 5.18 Affiliates. Concurrently with the execution and delivery of this Agreement, NMR has delivered to MRI a letter identifying all persons who, to the knowledge of NMR, may be deemed to be affiliates of NMR under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of NMR.

                            ARTICLE 6

          REPRESENTATIONS AND WARRANTIES OF MRI AND SUB

          Except as set forth in the Disclosure Schedule to be delivered by MRI and Sub to NMR (the "MRI Disclosure Schedule"), which shall identify exceptions by specific Section references, MRI and Sub hereby represent and warrant to NMR that:

          SECTION 6.1 Organization and Qualification; Subsidiaries. Each of MRI, Sub and their subsidiaries is a corporation or limited partnership, as the case may be, duly incorporated (if a corporation), duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be in good standing, or to have such power and authority, or to be duly qualified and in good standing, as the case may be, would not have a MRI Material Adverse Effect. The term "MRI Material Adverse Effect" as used in this Agreement shall mean any event, change or effect that, individually or when taken together with all other such events, changes or effects, would be materially adverse to the condition (financial or otherwise), prospects, properties, assets, business or operations of MRI and all of its subsidiaries, taken as a whole, at the time of such event, change or effect.

          SECTION 6.2 Certificate of Incorporation and By-Laws. MRI has heretofore furnished to NMR complete and correct copies of the Certificates of Incorporation and the By-Laws or the equivalent organizational documents in each case, as amended or restated, of MRI and each subsidiary. Neither MRI nor any subsidiary is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or Certificate of Limited Partnership, or equivalent organizational documents, as the case may me.

          SECTION 6.3 Capitalization. As of the date of this Agreement, the authorized capital stock of MRI consists of (a) 20,000,000 shares of MRI Common Stock and (b) 100,000 shares of preferred stock, par value $.01 per share ("MRI Preferred Stock"). As of the date of this Agreement: (i) 8,911,929 shares of MRI Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, common law, MRI's Certificate of Incorporation or By-Laws, or any agreement to which MRI is a party or is bound or otherwise; (ii) 265,000 shares of MRI Common Stock are held in treasury; and (iii) 1,307,125 shares of MRI Common Stock are reserved for future issuance pursuant to outstanding stock options and warrants issued to certain officers, employees, directors, consultants and other persons. As of the date of this Agreement, 128 shares of MRI Preferred Stock are issued and outstanding. The shares of MRI Common Stock to be issued in the Merger have been duly authorized and, when issued in accordance with the Merger, will be validly issued, fully paid and nonassessable. Each of the outstanding shares of capital stock of, or other equity interests in, each of MRI's subsidiaries is duly authorized and validly issued and, if applicable, fully paid and nonassessable. As of the date of this Agreement, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which MRI or any of its subsidiaries is a party relating to the issued or unissued capital stock or other securities of MRI to grant, issue or sell any shares of the capital stock or other securities of MRI or any of its subsidiaries, by sale, lease, license or otherwise, except (A) as disclosed in Section 6.3 of the MRI Disclosure Schedule and (B) for options to purchase MRI Common Stock under

MRI's existing stock option plans to the extent stock options for such shares thereunder have not yet been granted. As of the date of this Agreement, there are no obligations, contingent or otherwise, of MRI or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of MRI Common Stock.

          SECTION 6.4 Authority. Each of MRI and Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (other than with respect to the Merger, the approval and adoption of this Agreement by the holders of the MRI Common Stock in accordance with applicable law or the rules of the NASD). The execution and delivery of this Agreement by MRI and Sub and the consummation by MRI and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of MRI or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the approval and adoption of this Agreement, by the holders of a majority of the outstanding shares of MRI Common Stock in accordance with Delaware Law). This Agreement has been duly executed and delivered by MRI and Sub and, assuming the due authorization, execution and delivery thereof by NMR, constitutes a legal, valid and binding obligation of MRI and Sub enforceable against MRI and Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 6.5 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by MRI and Sub does not, and the performance of this Agreement by MRI and Sub and the consummation of the transactions contemplated hereby will not, excepting any shareholder votes required by applicable law or the rules of the NASD, (i) conflict with or violate the Certificate of Incorporation or By-Laws, as amended or restated, of MRI or Sub, (ii) conflict with or violate any Laws or MRI Permit (as hereinafter defined) in effect as of the date of this Agreement applicable to MRI or Sub or by which any of their respective properties is bound or subject to, including, without limitation,
Section 203 of Delaware Law or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on the properties or assets of MRI or Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, order, decree, franchise or other instrument or obligation to which MRI or Sub is a party or by which MRI or Sub or any of their respective properties is bound or subject to, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation or liens or encumbrances described in clause (iii) that would not have a MRI Material Adverse Effect. The Board of Directors of MRI has taken all actions necessary under Delaware Law, including approving the transactions contemplated in this Agreement, to ensure that
Section 203 of Delaware Law does not, or will not, apply to the transactions contemplated in this Agreement. As used herein, "MRI Permit" shall mean all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for MRI and its subsidiaries to own, lease and operate its properties and to carry on its business as it is now being conducted.

               (b) The execution and delivery of this Agreement by MRI and Sub does not, and the performance of this Agreement by MRI and Sub will not, as of the date of this Agreement, require MRI or any subsidiary of MRI to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, HSR Act and ISRA and the filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent either MRI or Sub from performing its obligations under this Agreement or otherwise have a MRI Material Adverse Effect.

          SECTION 6.6 Permits; Compliance. Each of MRI and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "MRI Permits"), and there is no action or proceeding or, to the knowledge of MRI, investigation pending or threatened regarding suspension or cancellation of any MRI Permits, except where the failure to possess, or the suspension or cancellation of, such MRI Permits would not have a MRI Material Adverse Effect. Neither MRI nor any of its subsidiaries is in conflict with, or in default or violation of (a) any Law or any rule of professional conduct applicable thereto and applicable to MRI or any of its subsidiaries or by which any of their respective properties is bound or subject to or (b) any of MRI Permits, except for any such conflicts, defaults or violations which would not have a MRI Material Adverse Effect.

          SECTION 6.7 Reports; Financial Statements. (a) Since January 1, 1996, MRI and its subsidiaries have timely filed (i) all forms, reports, statements and other documents required to be filed with (A) the SEC, including, without limitation, (1) all Annual

Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K, (5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements (collectively, the "MRI SEC Reports") and (B) any other applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements or other documents referred to in this clause (ii) would not have a MRI Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 6.6(a) being referred to herein, collectively, as the "MRI Reports"). The MRI Reports, including all MRI Reports filed after the date of this Agreement and prior to the Effective Date (x) were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the MRI SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such MRI SEC Reports) and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the MRI SEC Reports filed prior to, on or after the date of this Agreement (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles and (ii) fairly present or will fairly present the consolidated financial position of MRI and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that (A) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (B) any pro forma financial information contained in such consolidated financial statements is not necessarily indicative of the consolidated financial position of MRI and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

          SECTION 6.8    Absence of Certain Changes or Events.
During the period commencing January 1, 1996 and ending on the date of this Agreement, there has not been (a) a MRI Material Adverse
Effect or (b) any change by MRI or its subsidiaries in their accounting methods, principles or practices.

          SECTION 6.9 Absence of Litigation. In addition to the MRI Disclosure Schedule, except as disclosed in the SEC Reports filed prior to the date of this Agreement, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of MRI, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of MRI, threatened in writing against MRI or any of its subsidiaries or any properties or rights of MRI or any of its subsidiaries (except for claims, actions, suits, litigations, proceedings, arbitrations, or investigations which, individually or in the aggregate, would not reasonably be expected to have a MRI Material Adverse Effect), and neither MRI nor any of its subsidiaries is subject to any continuing order of, consent decree, or, the knowledge of MRI, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters which, individually or in the aggregate, would not have a MRI Material Adverse Effect.

          SECTION 6.10 Taxes. Except for such matters that would not have a MRI Material Adverse Effect and are disclosed in Section
6.10 of the MRI Disclosure Schedule (a) MRI and its subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Date, taking into account any extension of time to file granted to or obtained on behalf of MRI and its subsidiaries, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Date have been paid or will be paid when due, (c) as of the date hereof, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against MRI or its subsidiaries, (d) all liability for Taxes of MRI or its subsidiaries that are or will become due or payable with respect to periods covered by the financial statements referred to in Section 6.7(b) hereof have been paid or adequately reserved for on such financial statements and (e) no Tax return or reports of MRI or any of its subsidiaries are under examination.

          SECTION 6.11 Certain Business Practices. As of the date hereof, except for such actions which would not have a MRI Material Adverse Effect, neither MRI nor any of its subsidiaries nor, to the knowledge of MRI, any directors, officers, agents or employees of MRI or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to government officials or employees, or (iii) made any other unlawful payment.

          SECTION 6.12 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this

Agreement based upon arrangements made by or on behalf of MRI.

          SECTION 6.13 Books and Records. The books of account and other financial records of MRI and its subsidiaries are in all material respects complete and correct, are maintained in accordance with good business practices and all Laws applicable to MRI, and are accurately reflected in the consolidated financial statements of MRI contained in the SEC Reports. The minute books of MRI contain accurate records of all meetings, and accurately reflect all other corporate action of the shareholders and directors of MRI.

          SECTION 6.14 Contracts. Listed on Section 6.14 of the MRI Disclosure Schedule are all contracts and agreements of MRI and its subsidiaries, oral (in which case a summary thereof should be provided) and written, including, but not limited to, employment contracts, leases and management agreements, which require the payment by or to MRI or an MRI subsidiary of more than $50,000 annually ($25,000 in the case of employment contracts).

          SECTION 6.15 No Undisclosed Liabilities. There are no liabilities of MRI or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

               (a) liabilities disclosed or provided for in the consolidated financial statements contained in the MRI SEC Reports;

               (b) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1995; and

               (c) liabilities which either individually or collectively would not have an MRI Material Adverse effect.

          SECTION 6.16 Board Recommendation. The Board of Directors of MRI, at a meeting duly called and held, has by requisite vote under applicable laws, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders of MRI, and (ii) resolved to recommend that the holders of the shares of MRI Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

          SECTION 6.17 Disclosure. No representation or warranty of MRI or Sub in this Agreement or in any document, certificate or statement issued in connection herewith contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading.

                            ARTICLE 7

                            COVENANTS

          SECTION 7.1 Affirmative Covenants of NMR and MRI. (a) Each of NMR and MRI hereby covenants and agrees that, during the period commencing on the date hereof and continuing until the Effective Date unless otherwise expressly contemplated by this Agreement or consented to in writing by the other party, it will and will cause its subsidiaries to:

                    (i) operate its business only in the usual and ordinary course consistent with past practices;

                   (ii)  use its best efforts to preserve
substantially intact its business organizations, maintain its rights and franchises, retain the services of its key employees and maintain its relationships with its customers and suppliers, and otherwise operate its business in a manner that breaches no Material Contract (as defined);

                  (iii) use its best efforts to maintain and keep its business relationships intact and unimpaired, and its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted;

                   (iv) use its best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

                    (v)  promptly advise the other party of the
commencement of, or threat or (to the extent that such threat comes to its knowledge), any claim, action, suit, proceeding or investigation against, relating to or involving it or any of its directors, officers, employees, agents or consultants in connection with its businesses or the transactions contemplated hereby;

                   (vi)  provide the other party with unaudited
quarterly consolidating balance sheets and income statements and unaudited quarterly statements of cash position for each fiscal quarter following the date of this Agreement as soon as practicable following the end of each such fiscal quarter and provide the other party with monthly management reports; and

                  (vii)  promptly provide the other party with
copies of any and all reports or documents filed with the Securities and Exchange Commission.

               (b) NMR will cause its transfer agent to make stock transfer records relating to, and stockholder lists of, NMR available to the extent reasonably necessary to effectuate the intent of this Agreement.

          SECTION 7.2 Negative Covenants of NMR. Except as expressly contemplated by this Agreement or otherwise consented to in writing by MRI, from the date of this Agreement until the Effective Date, NMR will not do, and will not permit any of its subsidiaries to do, any of the following:

               (a) (i) increase the compensation payable to or to become payable to any director, officer or employee earning more than $75,000 or being increased to more than $75,000 (provided, however, that NMR may increase the compensation of any employee consistent with NMR's customary annual salary increase practices which, in any event, shall not exceed 10% of an employee's salary and provided further that NMR and MRI shall consult and mutually agree upon any transition bonuses and provided further that on the Effective Date, NMR may pay to Joseph G. Dasti and John P. O'Malley the termination payments which are a condition to the effectiveness of their respective Non-Competition and Consulting Agreements referred to in Section 8.7); (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of it or its subsidiaries as in effect on the date of this Agreement) to, or enter into any employment or severance agreement with, any director, officer or employee other than employment agreements entered into with the consent of MRI, which consent shall not be unreasonably withheld); or (iii) establish, adopt, enter into or amend any employee benefit plan or arrangement except as may be required by applicable Law;

               (b) declare or pay any dividend on, or make any other distribution (however characterized) in respect of, outstanding shares of its capital stock, except for dividends by its subsidiaries to it or another of its subsidiaries in accordance with past practice;

               (c) (i) redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or equity interest or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock or equity interest (other than any such acquisition directly from any of its wholly-owned subsidiaries in exchange for capital contributions or loans to such subsidiaries), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options or stock purchase warrants referred to herein, in accordance with their terms or, in connection with the conversion of convertible debentures, in accordance with their terms);
(ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

               (d) except as otherwise provided by the last paragraph of this Section 7.2, (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its or its subsidiaries' capital stock or other securities (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares (except for the issuance of shares upon the exercise of outstanding stock options, stock purchase warrants or the conversion of outstanding convertible debentures, in accordance with their terms or the issuance of shares consistent with past practices to the trustee of NMR's 401
(K) Plan); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or (iii) subject to Section 2.1(c), take any action to accelerate the vesting of any of the stock options;

               (e) except as otherwise provided by the last paragraph of this Section 7.2, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division (other than a wholly-owned subsidiary) thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice) in each case which are material, individually or in the aggregate, to it and its subsidiaries, taken as a whole;

               (f) except as otherwise provided by the last paragraph of this Section 7.2, sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets or any assets of any of its subsidiaries outside of the ordinary course of business; provided, however, that the foregoing shall not prohibit NMR from proceeding with the dissolution of Austin MRI Partners, L.P. or pledging any assets to secure obligations permitted to be incurred by Section 7.1(i) hereof;

               (g)  propose or adopt any amendments to its
Certificate of Incorporation or By-Laws, except as otherwise provided in Section 7.2(g) of NMR's Disclosure Schedule, or its Stockholders Rights Agreements;

               (h) (i) change any of its methods of accounting in effect, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $50,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended March 31, 1996, except as may be required by Law or generally accepted accounting principles;

               (i) except as set forth in Section 7.2(i) of the NMR Disclosure Schedule to be provided to MRI by the Due Diligence Date (as defined) or in conjunction with any of the transactions permitted under the last paragraph of this Section, incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except (i) obligations arising from establishment of a line of credit or similar arrangement not exceeding $6.5 million in the aggregate and borrowings under such line of credit or similar arrangement not in excess of $500,000; or (ii) in the ordinary course of business consistent with past practice and not in excess of $100,000 in the aggregate;

               (j) enter into any material arrangement, agreement or contract with any third party, other than professional services agreements with radiologists, which provides for an exclusive arrangement with that third party or is substantially more restrictive on NMR, or substantially less advantageous to NMR, than arrangements, agreements or contracts existing on the date hereof;

               (k) amend any of the material terms or provisions of its capital stock;

               (l) except as set forth in Section 7.2(l) of the NMR Disclosure Schedule, to be delivered to MRI by the Due Diligence Date (i) make any capital expenditures individually in excess of $50,000 or in the aggregate in excess of $100,000, (ii) enter into or terminate (except in the ordinary course of business and consistent with past practice) any lease of, or purchase or sell, any real property, or (iii) enter into any leases of personal property involving individually in excess of $50,000 annually or in the aggregate in excess of $100,000 annually; and

               (m) agree in writing or otherwise to do any of the foregoing.

          Notwithstanding anything contained in the foregoing
Section 7.2 or any other provision of this Agreement, NMR or affiliates may, (A) without the consent of MRI, (i) effect the sale of the business of the Cape Coral, Florida facility in the event Cape Coral Hospital exercises its option to purchase such business pursuant to the existing ground lease between a subsidiary of NMR and Cape Coral Hospital, (ii) immediately, prior to the Effective Date, transfer ownership to Mr. Dasti (or his designee) of the "key man" life insurance policy owned by NMR, which insures Mr. Dasti's life and transfer ownership to Mr. O'Malley (or his designee) of the "key man" life insurance policy owned by MRI, which insures Mr. O'Malley's life, (iii) restructure the financial terms of any outstanding indebtedness of NMR on terms which are more favorable to NMR than what then exists and (iv) renew existing or enter into new professional services agreements with radiologists, in accordance with past practices; and (B) with the prior written consent of MRI, (i) become a joint venturer with Illinois Masonic Medical Center to operate a diagnostic imaging center pursuant to the terms of that certain Agreement dated April 21, 1993 among Illinois Masonic Medical Center, MR Associates of Chicago and Imaging Networks, Inc., or (ii) enter into a joint venture arrangement with Parrish Medical Center for the installation and operation of magnetic resonance imaging equipment.

          SECTION 7.3 Negative Covenants of MRI. Except as expressly contemplated by this Agreement or otherwise consented to in writing by NMR, from the date of this Agreement until the Effective Time, MRI will not do, and will no permit any of its subsidiaries to do, any of the following:

               (a) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of its capital stock, except for dividends by its subsidiaries to it or another of its subsidiaries in accordance with past practice;

               (b) (i) redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or equity interest or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock or equity interest (other than any such acquisition directly from any of its wholly-owned subsidiaries in exchange for capital contributions or loans to such subsidiaries), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options or stock purchase warrants referred to herein, in accordance with their terms or, in connection with the conversion of convertible debentures, in accordance with their terms); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

               (c)  propose or adopt any amendments to its
Certificate of Incorporation or By-Laws, except as otherwise provided in Section 7.2(c) of MRI's Disclosure Schedule;

               (d) (i) change any of its methods of accounting in effect, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $50,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1995, except as may be required by Law or generally accepted accounting principles;

               (e) enter into any material arrangement, agreement or contract with any third party, other than radiology contracts which provides for any exclusive arrangement with that third party or is substantially more restrictive on MRI, or substantially less advantageous to MRI, than arrangements, agreements or contracts existing on the date hereof; provided, however, that MRI shall be permitted to renew existing or enter into new professional services agreements with radiologists in accordance with past practice.

               (f) amend any of the material terms or provision of its capital stock;

               (g) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its or its subsidiaries' capital stock or other securities (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares (except for the issuance of shares upon the exercise of outstanding stock options, stock purchase warrants or the conversion of outstanding convertible debentures, in accordance with their terms or (ii) amend or otherwise modify the terms of any such rights, warrants or options, the effect of which shall be to make such terms more favorable to the holders thereof; provided, however, that until the earlier to occur of (A) July 31, 1996 or (B) the date upon which NMR and MRI shall have submitted written responses to the SEC's initial comments to the Registration Statement (as such term is defined in Section 8.2) (such earlier date is herein referred to as the "Transaction Termination Date") the Company may enter into definitive agreements relating to Permitted Transactions (as that term is defined herein below), and consummate such transactions thereafter; a "Permitted Transaction" is one or more acquisitions by MRI of entities related to MRI's core businesses with aggregate consideration in the form of cash, securities or notes, not exceeding $15,000,000 (excluding the assumption of debt of the acquired entities).

               (h)  other than in connection with Permitted
Transactions in which definitive agreements are entered into on or prior to the Transaction Termination Date (which Permitted Transactions may be consummated after such date), acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division (other than a wholly-owned subsidiary) thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice) in each case which are material, individually or in the aggregate, to it and its subsidiaries, taken as a whole;

               (i)  other than in connection with Permitted
Transactions in which definitive agreements are entered into on or prior to the Transaction Termination Date (which Permitted Transactions may be consummated after such date), sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets or any assets of any of its subsidiaries outside of the ordinary course of business;

               (j) agree in writing or otherwise to do any of the foregoing.

          SECTION 7.4 Access and Information. Between the date of this Agreement and the Effective Date or earlier termination of this Agreement, each of MRI and NMR shall, and shall cause its subsidiaries to (i) afford the other party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives") access upon reasonable prior notice to its officers, employees, agents, properties, offices and other facilities and to the books and records thereof and (ii) furnish promptly to the other party and its Representatives such information concerning the business, properties, contracts, records and personnel of it and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be requested, from time to time, by the other party. All of such data and information shall be subject to the terms and conditions of the confidentiality agreement each signed for the benefit of the other party dated May 1, 1996 (the "Confidentiality Agreement").

          SECTION 7.5 Confidentiality. The parties will comply with all of their respective obligations under the Confidentiality Agreement.

          SECTION 7.6 No Solicitation of Business Transactions by NMR; Fee Payable for Violation. (a) Between the date hereof and the earlier to occur of (i) termination of this Agreement in the event that this Agreement is terminated pursuant to Sections

10.1(a), 10.1(b), 10.1(c), 10.1(d) or 10.1(i); (ii) January 31,
1997 in the event that this Agreement is terminated pursuant to
Section 10.1(e) and (iii) three months following the date this Agreement terminates, but no later than January 31, 1997, in the event this Agreement terminates pursuant to Section 10.1(f), 10.1(g) or 10.1(h) (the "No-Shop Period"), neither NMR nor MRI (the "Target Company," as the case may be) shall, nor shall it permit any of its principals, agents or representatives to initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action intended to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Business Transaction (as hereinafter defined), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Business Transaction, or agree to or endorse any Business Transaction, or authorize or permit any of its officers, directors or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by its or any of its subsidiaries to take any such action; provided, however, that nothing contained in this subsection (a) shall prohibit the Board of Directors of the Target Company from
(i) furnishing information to, or entering into discussions or negotiations with, any persons or entity in connection with an unsolicited bona fide proposal by such person or entity to enter into a Business Transaction if, and only to the extent that (A) the Board of Directors of the Target Company, after consultation with independent legal counsel (which may include its regularly engaged outside legal counsel), determines in good faith that such action is required for the Board of Directors of the Target Company to comply with its fiduciary duties to stockholders imposed by Delaware Law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Target Company (x) provides written notice to the other party (the "Other Party") to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and, unless the Target Company receives the written advice of counsel from the Target Company's independent counsel that disclosure would violate Delaware law, promptly notify the Other Party of all relevant terms of any such inquiries and proposals received relating to any of such matters, and
(y) receives from such person or entity an executed confidentiality agreement on terms no less favorable to NMR or MRI than those contained in the Confidentiality Agreement between NMR and MRI; or
(ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Business Transaction. For purposes of this Agreement, "Business Transaction" shall be defined as any merger, acquisition, whether in the form of a consolidation, share exchange or otherwise having an aggregate value of $35 million or more; or any sale, transfer, lease or other disposition of 50% or more of the assets of the Target Company and its subsidiaries or 50% of the capital stock of the Target Company, in each case, in a transaction or related series of transactions.

               (b) If the Target Company publicly announces its intention to or enters into an agreement providing for a Business Transaction on or prior to the end of the No-Shop Period (the "Transaction Event"), the Target Company shall pay to the Other Party, in consideration of the time, effort and resources expended in connection herewith, $2,000,000 (less any amounts paid by the Target Company to the Other Party pursuant to Section 10.5(c)) plus any fees and expenses incurred in connection with collecting such amount (the "Transaction Fee"). The Transaction Fee shall be payable no later than ten business days after the Transaction Event and shall be made by wire transfer of immediately available funds to an account designated by the Other Party.

          SECTION 7.7 Additional Affirmative Covenant of MRI. MRI agrees that it shall, simultaneous with the Effective Date, make a capital contribution to NMR in such amount, if any, as shall be necessary to permit NMR to make the termination payments to Joseph G. Dasti and John P. O'Malley which are a condition to the effectiveness of their respective Non-Competition and Consulting Agreements referred to in Section 8.7.

          SECTION 7.8 Directors' and Officers' Indemnification. In the event the Merger shall become effective, then from and after the Effective Date, MRI and the Surviving Corporation (the "Indemnifying Parties") shall indemnify, defend and hold harmless each person who is now, or who becomes prior to the Effective Date, an officer, director, employee or agent of MRI or NMR (the "Indemnified Parties") against (i) all losses, claims, damages, cost, expenses, liability or judgment or amounts paid wit the approval of the Indemnifying Party (which approval shall not be unreasonably withheld) in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer, director, employee or agent of MRI or NMR, whether pertaining to any matter existing or occurring at or prior to the Effective Date, and whether asserted or claimed prior to, at or after, the Effective Date (the "Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, including, without limitation, any Indemnified Liabilities arising under or out of any state or federal securities laws, in each case to the fullest extent permitted by law (and MRI and the Surviving Corporation, as the case may be, shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking that may be required by law).

                            ARTICLE 8

                      ADDITIONAL AGREEMENTS

          SECTION 8.1 Meetings of Stockholders. NMR and MRI shall each, promptly after the date of this Agreement, take all action necessary in accordance with Delaware Law, NASDAQ and their respective Certificates of Incorporation and By-Laws to convene the Stockholders' Meeting of its stockholders to act on this Agreement.

NMR and MRI shall each use its reasonable best efforts to solicit from their respective stockholders proxies in favor of the approval and adoption of this Agreement and to secure the vote or consent of stockholders required by Delaware Law or NASDAQ to approve and adopt this Agreement, unless otherwise required by the applicable fiduciary duties of the directors of NMR or MRI, as determined by such directors in good faith after consultation with independent legal counsel.

          SECTION 8.2    Registration Statement; Proxy Statement.
(a) As promptly as practicable after the execution of this Agreement, MRI shall prepare and file with the SEC a registration statement on Form S-4 (the registration statement, together with the amendments thereto, being the "Registration Statement"), containing a proxy statement/prospectus, in connection with the registration under the Securities Act of the MRI Common Stock constituting the Merger Consideration and the other transactions contemplated by the Agreement. As promptly as practicable after the execution of this Agreement, NMR and MRI shall prepare and file with the SEC a Joint Proxy Statement that will be the same proxy statement/prospectus contained in the Registration Statement, and a form of proxy, in connection with the votes of NMR's and MRI's stockholders with respect to the Merger (such proxy statement/ prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to NMR's and MRI's stockholders, being the "Proxy Statement"). Each of MRI and NMR will use all reasonable best efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of MRI Common Stock in the Merger. Each of MRI and NMR shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, NMR and MRI shall mail the Proxy Statement to their respective stockholders. The Proxy Statement shall include the recommendations of NMR's and MRI's Board of Directors in favor of the Merger unless otherwise required by the applicable fiduciary duties of the directors of NMR or MRI, as determined by such directors in good faith after consultation with independent legal counsel. The parties shall use their best efforts to file the Registration Statement and Proxy

Statement no later than eight weeks following the date of this Agreement.

               (b) The information supplied by MRI to NMR for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by MRI for inclusion in the Proxy Statement to be sent to the stockholders of NMR and MRI in connection with the Stockholders Meetings shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Stockholders' Meetings or at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Date any event or circumstance relating to MRI or any of its affiliates, or its or their respective officers or directors, should be discovered by MRI which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, MRI shall promptly inform NMR. All documents that MRI is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

               (c) The information supplied by NMR for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by NMR for inclusion in the Proxy Statement in connection with the Stockholders' Meetings shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Stockholders' Meetings or at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Date any event or circumstance relating to NMR or any of its respective affiliates, or to their respective officers or directors, should be discovered by NMR which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, NMR shall promptly inform MRI. All documents that NMR is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          SECTION 8.3    Appropriate Action; Consents; Filings.
(a) NMR and MRI shall each use their best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate, satisfy the conditions to, and make effective the transactions contemplated by this Agreement,
(ii) obtain from any Governmental Entities or other persons any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by MRI or NMR or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, and (B) any other applicable Law; provided that MRI and NMR shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. To assist in obtaining necessary consents from NMR's lenders, MRI Sub agrees to offer the type and nature of collateral, guaranty and other security at Closing to secure NMR's existing indebtedness which is no less favorable to NMR's present lenders than the assets which currently secure the NMR indebtedness. NMR and MRI shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

               (b) Without limiting the application of Article X hereof and subject to the respective fiduciary obligations of the directors of NMR and MRI, each of NMR and MRI agree to cooperate and use their best efforts vigorously to contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal; provided, however, that in no event shall either party take, or be required to take, any action that would have a NMR Material Adverse Effect or a MRI Material Adverse Effect.

               (c) Each of NMR and MRI shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, its best efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (ii) disclosed or required to be disclosed in the NMR Disclosure Schedule or the MRI Disclosure Schedule, as the case may be, (iii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated herein or (iv) required to prevent a NMR Material Adverse Effect from occurring prior to or after the Effective Date or a MRI Material Adverse Effect from occurring prior to or after the Effective Date.

               (d) In the event that either party shall fail to obtain any third party consent described in subsection (c) above, such party shall use its best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon NMR and MRI, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result, after the Effective Date, from the failure to obtain such consent.

          SECTION 8.4 Affiliates. NMR will advise its affiliates (as such term is defined in Rule 405 under the Securities Act) of the resale restrictions imposed by federal securities laws, including Rule 145 under the Securities Act on the shares of MRI Common Stock received by them pursuant to the Merger, and will use its best efforts to obtain from each such affiliate a letter stating that such affiliate is aware of such restrictions.

          SECTION 8.5 Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements or the requirements of the NASD (and in that event only if time does not permit), MRI and NMR shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and the transactions contemplated thereby and shall not issue any such press release or make any such public statement prior to such consultation.

          SECTION 8.6 NASDAQ Listing. MRI shall use its best efforts to cause the shares of MRI Common Stock to be issued in connection with the Merger to be approved for quotation on the NASDAQ-National Market System prior to the Effective Date.

          SECTION 8.7    Existing Executive Employment
Arrangements.  NMR shall enter into agreements with Messrs. Joseph
G. Dasti and John P. O'Malley in the form annexed hereto as Exhibit 8.7A (the "NMR Executive Agreements"). MRI shall enter into non-competition and consulting agreements with Messrs. Dasti and O'Malley in the form annexed hereto as Exhibit 8.7B (the "Non-

Competition and Consulting Agreements").

          SECTION 8.8 Disclosure Schedules. Each of NMR and MRI shall deliver their Disclosure Schedules to the other within fifteen business days from the date of this Agreement.

          SECTION 8.9 Financial Advisors. Each of NMR and MRI shall retain a nationally recognized investment banking firm to render its written opinion to its Board of Directors to the effect that the terms of the Merger are fair, from a financial point of view, to such party and its stockholders. The firm retained by NMR is referred to herein as "NMR's Financial Advisor" and the firm retained by MRI is referred to herein as "MRI's Financial Advisor."


                            ARTICLE 9

                       CLOSING CONDITIONS

          SECTION 9.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable
Law:

               (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC. All necessary state securities and blue sky permits, approvals and exemption orders required in connection with the transactions contemplated by this Agreement shall have been obtained.

               (b)  Stockholder Approval.  This Agreement and the
Merger shall have been approved and adopted by the requisite votes of the stockholders of each of NMR and MRI.

               (c) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

               (d) HSR Act. The waiting period under the HSR Act, if applicable, shall have expired or been terminated.

          SECTION 9.2 Additional Conditions to Obligations of MRI. The obligations of MRI to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived by MRI in its sole discretion):

               (a)  Representations and Warranties.  The
representations and warranties of NMR contained in this Agreement shall be true and correct in all material respects as of the Effective Date as though made on and as of the Effective Date, except as expressly permitted or contemplated by this Agreement, and the aggregate effect of all differences in the representations and warranties of NMR between those as of the date of this Agreement and those as of the Effective Date does not and will not have an NMR Material Adverse Effect. MRI shall have received a certificate of the President or Executive Vice President-Finance of NMR to such effect.

               (b) Agreements and Covenants. NMR shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it in all material respects prior to the Effective Date. MRI shall have received a certificate of the President or Executive Vice
President-Finance of NMR to such effect.

               (c) Consents and Approvals. All material consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all required
Governmental Entities and any other third party.

               (d) Opinion of NMR's Counsel. MRI shall have received an opinion, dated the Effective Date, of McCarter &
English, counsel to NMR, in form and substance reasonably satisfactory to MRI substantially in the form set forth as Schedule 9.2(d).

               (e) No NMR Material Adverse Effect. Since December 31, 1995, there shall have been no NMR Material Adverse Effect nor shall there have occurred prior to the Effective Date any change, occurrence or circumstance in the business, results of operations or financial condition of NMR or any of its subsidiaries likely to have, individually or in the aggregate, a NMR Material Adverse Effect. MRI shall have received a Certificate of each of the President and the Chief Financial Officer of NMR to such effect.

               (f)   Stockholders Rights Agreement.  The Board of
Directors of NMR shall not have amended or modified the NMR
Stockholders Rights Agreement, except as contemplated by this Merger Agreement, and shall have taken whatever action is necessary so as not to trigger the rights under such agreement.

               (g) Appraisal Rights. The holders of more than ten (10%) percent of the issued and outstanding shares of NMR Common
Stock shall not have demanded appraisal rights in respect of the Merger.

               (h) Certificates. MRI shall have received such certificates from officers and representatives of NMR as it shall have reasonably requested, including those matters set forth in
Section 9.2(h) of the NMR Disclosure Schedule.

               (i) Affiliates' Letters. NMR shall have obtained from each person who is an "affiliate" (as such term is defined in Rule 144 of the Securities Act) of NMR an executed letter agreement to the effect that such person will not sell or otherwise transfer any shares of MRI Common Stock received pursuant to the Merger except pursuant to an effective registration statement or in compliance with Rule 145 or other exemption from the registration requirements of the Securities Act.

          SECTION 9.3 Additional Conditions to Obligations of NMR. The obligations of NMR to effect the Merger and the other transactions contemplated in this Agreement are also subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived by NMR in its sole discretion):

               (a)  Representations and Warranties.  The
representations and warranties of MRI contained in this Agreement shall be true and correct in all material respects as of the Effective Date, except as expressly permitted or contemplated by the terms of this Agreement and the aggregate effect of all differences in the representations and warranties of MRI between those as of the date of this Agreement and those as of the Effective Date does not and will not have an MRI Material Adverse Effect. In the event this Agreement is assigned by Sub pursuant to
Section 11.7 of this Agreement, any representation or warranty made by MRI in this Agreement with respect to Sub shall be deemed to have been made by MRI with respect to such entity and shall be true and correct in all material respects as of the Effective Date and NMR shall have received a certificate of a Co-President or Senior Vice President (or equally senior officer) to such effect.

               (b) Agreements and Covenants. MRI shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Date. NMR shall have received a certificate of a Co-President or Senior Vice President (or equally senior officer) of MRI to such effect.

               (c) Consents and Approvals. All material consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from and made with all required Governmental Entities and any other third party

               (d) Opinion of Counsel to MRI. NMR shall have received an opinion, dated the Effective Date, of Werbel McMillin & Carnelutti, A Professional Corporation, counsel to MRI, in form and substance reasonably satisfactory to NMR, substantially in the form set forth as Schedule 9.3(d).

               (e) No MRI Material Adverse Effect. Since December 31, 1995, there shall have been no MRI Material Adverse Effect nor shall there have occurred prior to the Effective Date any change, occurrence or circumstance in the business, results of operations or financial condition of MRI or any MRI subsidiary likely to have, individually or in the aggregate, a MRI Material Adverse Effect. NMR shall have received a Certificate of a Co-President or Senior Vice President (or equally senior officer) of MRI to such effect.

               (f) Certificates. NMR shall have received such certificates from officers and representatives of MRI as it shall have reasonably requested, including those set forth in Section
9.3(f) of the MRI Disclosure Statement.

               (g) Tax Opinion. NMR shall have received an opinion of NMR's tax counsel that the Merger will be treated as a tax-free exchange to NMR stockholders.

                           ARTICLE 10

                TERMINATION, AMENDMENT AND WAIVER

          SECTION 10.1   Termination.  This Agreement may be
terminated at any time prior to the Effective Date, whether before or after approval of this Agreement and the Merger by the stockholders of each of NMR and MRI:

               (a)  by mutual written consent of MRI and NMR;

               (b) by MRI, if any representation or warranty made by NMR in this Agreement shall not have been true when made and such breach would have or would be reasonably likely to have an NMR Material Adverse Effect or the failure of NMR to satisfy its obligations under Section 9.2(b);

               (c) by NMR, if any representation or warranty made by MRI in this Agreement shall not have been true when made and such breach would have or would be reasonably likely to have an MRI Material Adverse Effect or the failure of MRI to satisfy its obligations under Section 9.3(b);

               (d) by either MRI or NMR, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order has not complied with its obligations under Section 8.3(b);

               (e) by either MRI or NMR, if the Effective Date shall not have occurred before December 31, 1996; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(e) shall not be available to any party whose (or whose affiliates(s)) breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before such date;

               (f) by either MRI or NMR, if the Agreement shall fail to receive the requisite votes for approval and adoption by the stockholders of each of NMR and MRI at the Stockholders' Meeting or if any of the conditions specified in Section 9.1 shall not have been met in all material respects or waived prior to such time as such condition can no longer be satisfied;

                 by either MRI or NMR, (i) at any time prior to 11:59 p.m. New York City time on June 19, 1996 (or at such later date as mutually agreed upon by the parties hereto) (the "Due Diligence Date"), if the results of its due diligence investigation of the other party's affairs and business operations make it inadvisable or undesirable in such party's sole and reasonable discretion to proceed with the transactions contemplated hereby; or
(ii) if the written fairness opinion by MRI's or NMR's Financial Advisor is not delivered to the appropriate party by June 14, 1996;

               (h)  by MRI or NMR at any time prior to the
Effective Date if (i) in the case of termination by MRI, any of the conditions specified in Section 9.2(a) and 9.2(c) through (i) shall not have been met or waived prior to such time as such condition can no longer be satisfied or (ii) in the case of termination by NMR, any of the conditions specified in Section 9.3(a) and 9.3(c) through (g) shall not have been met or waived prior to such time as such condition can no longer be satisfied; or

               (i) if a Transaction Event occurs, in which event the Target Company shall pay to the Other Party the amounts set forth in Section 7.6(b).

          The right of any party hereto to terminate this Agreement pursuant to this Section 10.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

          SECTION 10.2 Effect of Termination. Subject to the provisions of Section 11.1(b), in the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void, there shall be no liability on the part of

MRI or NMR or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease. Notwithstanding the foregoing, nothing herein shall relieve any party of liability for failure to perform or comply with any obligation under Sections 7.4 and 7.5 of this Agreement prior to the termination hereof.

          SECTION 10.3 Amendment. To the extent permitted by applicable law, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Date; provided, however, that, after approval of the Merger by the stockholders of each of NMR and MRI, no amendment may be made which would reduce the amount or change the type of consideration into which each share of NMR Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 10.4 Waiver. At any time prior to the Effective Time, any party hereto may a) extend the time for the performance of any of the obligations or other acts of the other party hereto, b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          SECTION 10.5   Fees, Expenses and Other Payments.
(a) Except as provided in Sections 7.6(b) or 10.5(c), all Expenses (as defined in paragraph (b) of this Section 10.5) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that the allocable share of each of MRI and NMR for all Expenses related to drafting, preparing, printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement shall be one-half. Each party shall disclose to the other any agreement with respect to such Expenses and shall advise the other as to the then current Expenses during the course of the transaction contemplated hereby.

               (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the

Proxy Statement and the mailing of the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated herein.

               (c) If this Agreement shall be terminated (i) by NMR pursuant to Section 10.1(c), (ii) by MRI pursuant to Section 10.1(b) (either of such events in (i) and (ii) shall be deemed a "Breach Event"), or (iii) by either party pursuant to Section 10(f) for the sole reason that the Merger is not approved by the stockholders (a "Non-Approval Event"), then the other party shall pay to the non-breaching party (NMR in (i), MRI in (ii) and the party whose stockholders approved the Merger in (iii) are herein referred to as a "Non-Breaching Party"), in consideration of the time, effort and resources expended in connection herewith, an amount equal to, in the case of a Breach Event, the sum of $2,000,000, and, in the case of a Non-Approval Event, $1,000,000, plus in all such cases any fees or expenses incurred by the Non-Breaching Party in connection with the collection of such amount (the "Collection Expenses").

               (d)  Any payment required to be made pursuant to
Section 10.5(c) shall be made to the Non-Breaching Party entitled to receive such payment not later than ten (10) days after delivery to the other party of notice of demand for payment and an itemization setting forth in reasonable detail all Collection Expenses, if any, of the Non-Breaching Party and shall be made by wire transfer of immediately available funds to an account designated by the Non-Breaching Party in the notice of demand for payment delivered pursuant to this Section 10.5(d).


                           ARTICLE 11

                       GENERAL PROVISIONS

          SECTION 11.1 Effectiveness of Representations, Warranties and Agreements. (a) Except as set forth in Section 11.1(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

               (b) Notwithstanding anything to the contrary contained herein, the representations, warranties and agreements in this Agreement shall terminate at the Effective Date or upon the termination of this Agreement pursuant to Article 10, except that the agreements set forth in Articles 1, 2, 3 and 4 shall survive the Effective Date and those set forth in Sections 7.4, 7.5, 7.6 (to the extent provided therein), 10.2, 10.5 and Article 11 hereof shall survive termination.

          SECTION 11.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

          (a)  If to MRI:

               Medical Resources, Inc.
               155 State Street
               Hackensack, New Jersey

               Attention:  Mr. William D. Farrell

                         and

               Medical Resources, Inc.
               2701 N. Rocky Point Drive
               Suite 650
               Tampa, Florida  33607

               Attention:  Mr. Robert J. Adamson

               with a copy to:

               Werbel McMillin & Carnelutti
               711 Fifth Avenue
               New York, New York  10022

               Attention:  Stephen M. Davis, Esq.

               Telecopier No.:  (212) 832-3353

          (b)  If to NMR:

               NMR of America, Inc.
               430 Mountain Avenue
               Murray Hill, New Jersey 07974-2732

               Attention:  Mr. Joseph G. Dasti

               with a copy to:

               McCarter & English
               4 Gateway Center
               Newark, New Jersey  07102
               Attention:  Peter S. Twombly, Esq.
               Telecopier No.:  (201) 624-7070

          SECTION 11.3 Certain Definitions. For purposes of this Agreement, the term:

               (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

               (b) "business day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

               (c) "control" (including the terms "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

               (d) "knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer of NMR, MRI or Sub, as the case may be, has actual knowledge of such matter;

               (e) "Laws" shall mean all applicable federal, state, local or foreign laws, regulations or orders or any other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal (including, but not limited to, any laws, regulations, or requirements under the Medicare Anti-Kickback Statute, the Medicaid Patient and Program Protection Act of 1987, P.L. 103-432, 1994 HR 5252 (known as Stark
II) and the Florida Patient Self Referral Act of 1992.

               (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

               (g) "subsidiary" or "subsidiaries" of NMR, MRI or any other person, means any corporation, partnership, joint venture or other legal entity of which NMR, MRI or such other person, as the case may be (either alone or through or together with any other subsidiary), controls or owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or, which by contract or agreement, has the power to control such corporation or other legal entity, or which otherwise constitutes a "subsidiary" as defined in Regulation S-X Section 210.1-02(w). A "significant subsidiary" shall mean any entity constituting a significant subsidiary under Regulation S-X, Section 210.1-02(v).

               (h) "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, payable to any federal, state, local or foreign taxing authority or agency, including, without limitation,
i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes,
ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and iii) interest, penalties and additions to tax imposed with respect thereto.

          SECTION 11.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 11.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 11.6   Entire Agreement.  This Agreement
(together with the Exhibits and Schedules hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

          SECTION 11.7 Assignment. This Agreement shall not be assigned by operation of law or otherwise; provided that Sub may assign this Agreement in its sole discretion to any entity which is, either directly or indirectly, a wholly-owned subsidiary of MRI.

          SECTION 11.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 11.9 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 11.10  Governing Law.  This Agreement shall be
governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

          SECTION 11.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 11.12 Determination of Market Value. If any calculation of market price or value per share of common stock required to be made by this Agreement becomes incapable of calculation in accordance with the terms of this Agreement due to the failure of sales of the common stock to be reported on the NASDAQ system, then for purposes of making such calculation, reference shall be made to (i) reported sale prices for comparable periods if the common stock is quoted on a national exchange, or
(ii) the average of the mean between each days' highest "bid" price and lowest "asked" price for comparable periods if the common stock is quoted over-the-counter or (iii) book value per share of common stock based on most recent quarterly financial report or, if more recent, annual report or financial statement of the issuer of such shares.

          IN WITNESS WHEREOF, MRI, Sub and NMR have caused this
Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              MEDICAL RESOURCES, INC.


                                   /s/ Robert J. Adamson
                              By: -------------------------
                                 Name:   Robert J. Adamson
                                 Title:  Co-President


                                   /s/ William D. Farrell
                              By: -------------------------
                                 Name:   William D. Farrell
                                 Title:  Co-President



                              MRI SUB, INC.


                                   /s/ Robert J. Adamson
                              By: -------------------------
                                 Name:   Robert J. Adamson
                                 Title:  Co-President


                                   /s/ William D. Farrell
                              By: -------------------------
                                 Name:   William D. Farrell
                                 Title:  Co-President



                              NMR OF AMERICA, INC.


                                   /s/ Joseph G. Dasti
                              By: -------------------------
                                 Name:   Joseph G. Dasti
                                 Title:  President and
                                         Chief Executive Officer